EXHIBIT 10.5

NEGATIVE PLEDGE AGREEMENT

Pledgor:     Hardinge Technology Systems, Inc.

Borrower:  Hardinge Inc.

Bank:     Manufacturers and Traders Trust Company, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, New York 14203.  Attention: Office of General Counsel

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Pledgor and Borrower hereby agree as follows:

1.             Until such time as all Indebtedness has been irrevocably paid in full, Pledgor will not cause or permit, whether upon the happening of any contingency or otherwise, any of Pledgor’s assets indicated below (check appropriate box(es) below):

☐    all Pledgor’s personal property assets, including, without limitation, all accounts, chattel paper,      investment property, deposit accounts, documents, equipment, farm products, fixtures, general      intangibles (including intellectual property), instruments, inventory, causes of action (including     tort claims), and all proceeds and products thereof,

☒   Pledgor’s interest in the real property located at One Hardinge Drive, Elmira, New York, and/or as more particularly described on the attached Schedule A,

☐    certain assets of Pledgor, more particularly described as follows or on the attached Schedule A:

                                                                                                                                                      ,

whether now owned or hereafter acquired, and wherever located (collectively, the AProperty@), to be transferred or conveyed, or to become subject to any lien, mortgage, security interest, tax lien, warrant or any other encumbrance, except in favor of the Bank.

2.             “Indebtedness” shall mean either (check appropriate box below):

☒   any and all indebtedness owed by Borrower to the Bank, whether now existing or hereafter incurred, of every kind and character, direct or indirect, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation:  (i) indebtedness not yet outstanding, but contracted for, or with respect to which any other commitment by the Bank exists; (ii) all interest provided in any instrument, document, or agreement which accrues on any indebtedness until payment of such indebtedness in full; (iii) any credit or financial accommodations extended by the Bank to Borrower after the commencement of a bankruptcy proceeding by or against Borrower under Title 11 of the United States Code, or otherwise, and (iv) any sums owed by Borrower to others which the Bank has obtained, or may obtain, by assignment or otherwise.

☐    any and all indebtedness owed by Borrower to the Bank pursuant to a certain note dated                                           , 20        , in the original principal amount of $                                                    , given by Borrower to the Bank, and any amendments, modifications or replacements thereto.

3.             Borrower understands and acknowledges that the Bank is relying upon this Agreement as additional security in connection with the Indebtedness, and that any breach of this Agreement by Pledgor shall constitute an event of default under the terms of any agreement evidencing the Indebtedness and Borrower’s obligations for the payment thereof (collectively, the “Loan Documents”). Upon the breach of this Agreement by Pledgor, the Bank may take such actions and enforce such remedies as the Bank may deem necessary or appropriate, under the terms of any Loan Document or pursuant to applicable law.  Notwithstanding the foregoing, nothing in this Agreement shall be construed to alter the demand nature of the Indebtedness (if applicable) or any financial accommodation provided by the Bank to Borrower in connection therewith.

4.             All the rights and remedies of the Bank pursuant to this Agreement and any other document executed by Pledgor or Borrower shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

5.             Pledgor agrees that the Bank, after the occurrence of an Event of Default under the Loan Documents, may record this Agreement in the real property records or other governmental offices wherever any Property is located.

6.             If Pledgor and Borrower are not the same person or entity, then the term “Pledgor”, as used in this Agreement, shall be deemed to include, individually and collectively, Pledgor and Borrower.

WITNESS the due execution hereof as a SEALED instrument, and the delivery hereof to the Bank this 10th day of December, 2009.

HARDINGE TECHNOLOGY SYSTEMS, INC.

By:	/S/ RICHARD L. SIMONS
Name:	Richard L. Simons
Title:	President

HARDINGE INC.

By:	/S/ EDWARD J. GAIO
Name:	Edward J. Gaio
Title:	Vice President and CFO

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
: SS.
COUNTY OF CHEMUNG	)

On the 10th day of December in the year 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared  RICHARD L. SIMONS personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s)  is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ NANCY CURREN
Notary Public – Nancy Curren

ACKNOWLEDGMENTS
STATE OF NEW YORK	)
: SS.
COUNTY OF CHEMUNG	)

On the 10th day of December in the year 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD J. GAIO personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s)  is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ NANCY CURREN
Notary Public – Nancy Curren

SCHEDULE A

Town of Horseheads

Tax Map Nos. 69.05-2-3.1, 69.05-2-3.4, and a portion of 69.09-4-62

Town of Horseheads

Portion of Tax Map No. 69.09-4-62

Town of Horseheads

Tax Map No. 69.04-4-34

Town of Horseheads

Tax Map Nos. 69.09-4-59.1 & 69.09-4-59.2

Town of Horseheads

Tax Map No. 69.10-2-67

Town of Horseheads

Tax Map No. 69.10-2-25